Exhibit 99.3

ASSEMBLY PHARMACEUTICALS, INC.

CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited)

ASSEMBLY PHARMACEUTICALS, INC.

Index to the Condensed Financial Statements

Page

Condensed Interim Financial Statements

Condensed Balance Sheets as of June 30, 2014 (Unaudited) and December 31, 2013	F - 3

Condensed Statements of Operations (Unaudited) for the three and six months periods ended June 30, 2014 and 2013	F - 4

Condensed Statements of Cash Flows (Unaudited) for the Six Months Ended June 30, 2014 and 2013	F - 5

Notes to the Condensed Interim Financial Statements (Unaudited)	F -6

ASSEMBLY PHARMACEUTICALS, INC.

Condensed Balance Sheets

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets
Cash	$509,363	$824,866
Prepaid expenses	24,290	17,517
Total current assets	533,653	842,383

Property, plant and equipment, net	10,350	11,500
Security deposit	16,606	16,606
Total assets	$560,609	$870,489

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$333,168	$223,465
Accrued expenses (includes payables to Assembly Biosciences, Inc. of $259,921 at June 30, 2014 and $0 at December 31, 2013)	555,865	51,261
Total current liabilities	889,033	274,726

Convertible notes payable	1,950,000	1,490,000
Contingent license fee payable	99,214	95,000
Total liabilities	2,938,247	1,859,726

Stockholders' deficit
Common stock ($0.00001 par value; 15,000,000 shares authorized; 10,500,000 shares and 10,000,000 shares issued, and outstanding at June 30, 2014 and December 31, 2013, respectively)	105	100
Additional paid-in capital	1,842,007	-
Accumulated deficit	(4,219,750)	(989,337)
Total stockholders' deficit	(2,377,638)	(989,237)
Total liabilities and stockholders' deficit	$560,609	$870,489

See accompanying notes to unaudited condensed financial statements

F - 3

ASSEMBLY PHARMACEUTICALS, INC.

Condensed Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Operating expenses:
General and administrative	984,784	20,465	1,034,779	41,860
Research and development	1,153,402	105,940	1,529,173	172,944
Total operating costs and expenses	2,138,186	126,405	2,563,952	214,804
Loss from operations	(2,138,186)	(126,405)	(2,563,952)	(214,804)

Other expenses:
Interest expense	(629,379)	-	(666,461)	-

Net loss	$(2,767,565)	$(126,405)	$(3,230,413)	$(214,804)

See accompanying notes to unaudited condensed financial statements

F - 4

ASSEMBLY PHARMACEUTICALS, INC.

Condensed Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(3,230,413)	$(214,804)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,150	-
Beneficial conversion charge	587,000	-
Stock-based compensation	1,254,967	-
Issuance of common stock for research and development	5	-
Changes in assets and liabilities:
Prepaid expenses	(6,773)	(4,995)
Security deposits	-	-
Accounts payable and accrued expenses	614,307	219,799
Contingent license fee payable	4,214	-
Net cash provided used in operating activities	(775,543)	-

Cash flows from investing activities	-	-

Cash flows from financing activities
Proceeds from issuance of convertible note payable	460,000	-
Proceeds from issuance of restricted stock units for stock-based compensation	40	-
Net cash provided by financing activities	460,040	-

Net decrease in cash	(315,503)	-
Cash at the beginning of the period	824,866	-

Cash at the end of the period	$509,363	$-

See accompanying notes to unaudited condensed financial statements

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ASSEMBLY PHARMACEUTICALS, INC.

Notes to the Condensed Financial Statements

(Unaudited)

Note 1 - Organization, Business and Basis of Presentation

Organization and Business

Assembly Pharmaceuticals, Inc. (the “Company” or “Assembly Pharmaceuticals,”) was incorporated in Delaware on September 18, 2012 and maintains its operations in San Francisco, California and Bloomington, Indiana.

Assembly Pharmaceuticals is a privately-held biopharmaceutical company. The Company has first and second generation pharmaceutical programs focusing on Hepatitis B Viral (HBV) Core Protein Allosteric Modulators (CpAMs).

On July 11, 2014, Assembly Pharmaceuticals, Inc. completed the merger with Assembly Biosciences, Inc. (“ASMB”) (formerly Ventrus Biosciences, Inc.) (the “Merger”). The Merger was effected pursuant to the previously announced Agreement and Plan of Merger and Reorganization executed on May 16, 2014, whereby Assembly Pharmaceuticals, Inc. merged with ASMB’s wholly-owned subsidiary, with Assembly Pharmaceuticals, Inc. continuing in existence as the surviving corporation.

Pursuant to the terms of the Merger, the shares of Assembly Pharmaceuticals common stock immediately prior to the effective time of the Merger (the "Effective Time"), were exchanged for an aggregate of 20,044,243 shares of ASMB’s common stock. Also pursuant to the terms of the Merger agreement, the options to purchase shares of Assembly Pharmaceuticals common stock outstanding immediately prior to the Effective Time were assumed by ASMB and became exercisable for an aggregate of 3,108,257 shares of ASMB’s common stock.

Basis of Presentation

The accompanying condensed balance sheet as of December 31, 2013, which has been derived from the Company’s audited financial statements, and the unaudited interim condensed financial statements, have been prepared in accordance with U.S. generally accepted accounting principles. Certain information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. The unaudited interim condensed financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results for the periods presented. All such adjustments are of a normal and recurring nature. These unaudited condensed financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company’s audited financial statements for the year ended December 31, 2013. The operating results presented in these unaudited condensed financial statements are not necessarily indicative of the results that may be expected for any future periods.

Capital Resources

The Company has not yet generated any revenue from the sale of products and, through June 30, 2014, its efforts have been principally devoted to developing its licensed technologies, recruiting personnel, establishing office facilities, and raising capital.

On July 11, 2014, the Company merged with ASMB who currently has the funds to enable the Company to continue with its research and development activities for at least the next twelve months.

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ASSEMBLY PHARMACEUTICALS, INC.

Notes to the Condensed Financial Statements

(Unaudited)

Note 2 - Summary of Significant Accounting Policies

Recently Issued Accounting Standards

In June 2014, the FASB issued Accounting Standard Update No. 2014-10, Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. A public entity is required to apply the amendments for annual reporting periods beginning after December 15, 2014, and interim periods therein. An entity should apply the amendments retrospectively for all comparative periods presented. Early adoption is permitted. The guidance became effective for the Company in the second quarter 2014. Adoption of this standard did not have a material impact on the Company’s financial position, results of operations, or cash flows.

Concentrations of Credit Risk

The Company, at times, maintains cash in accounts with a financial institution in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company monitors the financial stability of this institution regularly and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying values reported in the Company’s balance sheets for cash, accounts payable, and accrued expenses are reasonable estimates of their fair values due to the short-term nature of these items.

Research and Development

Research and development (“R&D”) costs are expensed when incurred. These costs include, among other things, consulting fees and costs reimbursed to third parties under license and research agreements described in Note 3, License Agreement. In addition, the Company charges various indirect costs of administering R&D activities to R&D expense, such as consultant fees, employee-related expenses supporting pre-clinical and clinical drug development activities, depreciation, and non-capitalized laboratory equipment and supplies.

Stock-based Compensation

Stock Options - On March 8, 2014, the Company implemented a stock-based compensation plan that covers the Company’s employees and various consultants. Stock-based compensation cost is estimated at the measurement date based on the fair value of the award, and the cost is recognized as expense ratably over the service period for each separately vesting portion of the award as if the award was, in substance, multiple awards.

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ASSEMBLY PHARMACEUTICALS, INC.

Notes to the Condensed Financial Statements

(Unaudited)

The fair value of stock options granted was determined on the grant date using assumptions for risk free interest rate, the expected term, expected volatility, and expected dividend yield. The risk free interest rate is based on U.S. Treasury zero-coupon yield curve over the expected term of the option. The expected term assumption is determined using the weighted average midpoint between vest and expiration for all individuals within the grant. The expected volatility assumption is based on the Healthcare studies for smaller capitalized companies.

The Company’s model includes a zero dividend yield assumption, as the Company has not historically paid nor does it anticipate paying dividends on its common stock. The Company’s model does not include a discount for post-vesting restrictions, as the Company has not issued awards with such restrictions.

Restricted Stock Units - The Company measures its compensation cost for all restricted (non-vested) stock unit awards at fair value on the date of grant and recognizes the compensation expense over the requisite service period. Expenses associated with such grants are generally recognized on a graded-vesting basis over the requisite service period for each separately vesting portion of the award as if the award was, in substance, multiple awards, net of estimated forfeitures, if any.

Income Taxes

The Company accounts for income taxes under the asset and liability method whereby deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established if it is more likely than not that all, or some portion, of deferred income tax assets will not be realized. The Company has recorded a full valuation allowance to reduce its net deferred income tax assets to zero. In the event the Company were to determine that it would be able to realize some or all of its deferred income tax assets in the future, an adjustment to the deferred income tax asset would increase income in the period such determination was made.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained upon an examination. Any recognized income tax positions would be measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement would be reflected in the period in which the change in judgment occurs. The Company would recognize any corresponding interest and penalties associated with its income tax positions in income tax expense. There were no income tax related interest or penalties incurred in 2013 or 2012. Tax years for federal and state going back to 2012 remain open for examination.

Note 3 - License Agreement

On September 3, 2013 (the “Effective date”), the Company entered into a license agreement (the “IURTC License Agreement”) with Indiana University Research and Technology Corporation (“IURTC”) to acquire the rights to develop and commercialize products associated with patents held by IURTC. Pursuant to the IURTC License Agreement, the Company is obligated to make milestone payments based upon the successful accomplishment of clinical and regulatory milestones. The total amount of all potential future milestone payments at June 30, 2014 is $825,000. Under the IURTC License Agreement, the Company is also obligated to pay IURTC royalty payments based on net sales of the licensed technology ranging from 0.5% to 1.75%, as defined. As of June 30, 2014, none of criteria for the aforementioned milestones were met.

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ASSEMBLY PHARMACEUTICALS, INC.

Notes to the Condensed Financial Statements

(Unaudited)

The IURTC License Agreement also requires the Company to transfer five percent, (subject to anti-dilution rights) of the outstanding equity of the Company as of the Effective date to IURTC. During May 2014, the Company issued 500,000 shares of common stock to IURTC representing the five percent. Since the Company had not yet commenced significant operations as of the Effective date, the common stock was recorded at a nominal amount. As the rights acquired under the license pertained to particular research and development projects which had no future alternative use, the estimated fair value of the license has been expensed and is included in research and development on the accompanying statements of operations.

In addition, the IURTC License Agreement requires an annual diligence maintenance fee as follows:

2014	$25,000
2015	$50,000
2016 through the year in which first commercial sale occurs	$75,000
Year following first commercial sale and all subsequent years	$100,000

The Company recorded a contingent license fee payable of $99,214 representing the net present value, adjusted for probability of occurrence of the future milestone payments and annual diligence maintenance fees as of June 30, 2014. The discount is being accreted over the expected term of the payments, recorded as interest expense.

Note 4 – Convertible Notes

As of June 30, 2014, the Company has raised $1,950,000 including $460,000 during 2014, through the issuance of 10% convertible notes (the “Notes”). The Notes had an original maturity date of August 2, 2016 which was amended to January 31, 2018. The Notes and accrued but unpaid interest automatically convert upon the Company completing an equity financing of at least $2,000,000 into the same kind of equity security issued with the financing, at a conversion price equal to 90% of the per share purchase price of the equity security. In addition, the Notes are convertible, at any time into shares of common stock of the Company at the option of the holder at the fair market value at the time of conversion. Effective May 12, 2014, the Notes were amended and the conversion rate for the aforementioned conversion feature was set at a fixed value of the Company at the date of this amendment divided by the number of shares outstanding at the date of conversion, and also requires conversion of all the Notes simultaneously. This resulted in a beneficial conversion charge being recorded (included in interest expense) of $587,000 during the quarter ended June 30, 2014. As of June 30, 2014, the accrued but unpaid interest on the Notes was $113,364. In connection with the merger with ASMB in July 2014, the Notes and interest was converted into 552,995 shares of ASMB’s common stock (included in the 4,008,833 common shares ASMB issued in connection with the Merger).

Note 5 – Stockholders’ Equity

Stock Options

2014 Stock Option and Grant Plan

On March 10, 2014, the Company approved the adoption of a compensation program pursuant to and subject to the available number of shares reserved under the Assembly Pharmaceuticals, Inc. 2014 Stock Option and Grant Plan (the “2014 Plan”).

F - 9

ASSEMBLY PHARMACEUTICALS, INC.

Notes to the Condensed Financial Statements

(Unaudited)

On May 16, 2014 the Company issued non-qualified options with a term of ten (10) years and an exercise price of $0.689 to the individuals below for the number of shares of Common Stock set forth opposite their respective names:

•	Derek Small – 1,500,000 shares, vesting in thirty-six (36) equal monthly installments beginning on the date one month after the Vesting Commencement Date such that all Shares will be fully vested on the date three (3) years after the Vesting Commencement Date so long as the recipient continues to have a Service Relationship with the Company at such time, and

•	Lee Arnold – 500,000 shares, vesting in thirty-six (36) equal monthly installments beginning on the date one month after the Vesting Commencement Date such that all Shares will be fully vested on the date three (3) years after the Vesting Commencement Date so long as the recipient continues to have a Service Relationship with the Company at such time.

The grant date fair value of stock options granted during the six months ended of June 30, 2014 was $2,865,000. The fair value of the Company’s common stock was based on the previous day’s closing price of ASMB’s common stock and adjusted for the exchange ratio. The Company does not expect to pay dividends in the foreseeable future so therefore the dividend yield is 0%. The expected term for stock options granted with service conditions represents the average period the stock options are expected to remain outstanding and is based on the expected term calculated using the approach prescribed by the Securities and Exchange Commission's Staff Accounting Bulletin No. 110 for “plain vanilla” options. The Company obtained the risk free interest rate from publicly available data published by the Federal Reserve. The volatility rate was computed based on a comparison of average volatility rates of similar companies. The fair value of options granted in 2014 was estimated using the following assumptions:

For the Six Months Ended
June 30, 2014
Exercise price	$0.689
Expected stock price volatility	103.79%-112.32%
Risk-free rate	1.55%-2.05%
Expected term (years)	5.0-6.3

A summary of option activity under the Company’s employee stock option plan for the six months ended June 30, 2014 is presented below:

	Number of Shares	Weighted Average Exercise Price	Total Intrinsic Value	Weighted Average Remaining Contractual Life (years)
Outstanding as of December 31, 2013	-	$-	$-	-
Employee options granted	2,000,000	0.69		9.9
Outstanding as of June 30, 2014	2,000,000	$0.69	$2,702,000	9.9
Options vested and expected to vest	2,000,000	$0.69	$2,702,000	9.9
Options vested and exercisable	388,888	$0.69	$525,388	9.9

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ASSEMBLY PHARMACEUTICALS, INC.

Notes to the Condensed Financial Statements

(Unaudited)

Stock-based compensation associated with the amortization of stock option expense was approximately $893,859 and zero for the six months ended June 30, 2014 and June 30, 2013, respectively. Unamortized compensation cost for these awards amounted to $1,971,141 at June 30, 2014.

Restricted Stock Units

On April 1, 2014, the Company granted 400,000 restricted stock unit awards, $0.0001 per share purchase price, to various consultants and employees. The fair value of each unit on the date of grant was $1.97. 25 percent of this grant was fully vested upon issuance. The remaining 75 percent of the grant vests in 36 equal monthly installments or a change in control of the Company, subject to continued employment with the Company. The fair value of restricted stock units is calculated based on the number of restricted stock units granted and the fair value of the Company’s stock on the measurement date, which is the date of grant for employees. The Company received aggregate proceeds of $40 in connection with these restricted stock units.

A summary of the restricted stock unit activity for the six months ended June 30, 2014 is as follows:

	Number of Units	Weighted Average Grant Day Fair Value
Non-vested at Decemeber 31, 2013	-	$-
Granted	400,000	1.97
Vested	(116,663)	1.97
Non-vested at June 30, 2014	283,337	$1.97

Stock-based Compensation

Stock-based compensation for the six months ended June 30, 2014 and 2013 was comprised of the following:

	For the Six Months Ended June 30,
	2014	2013
Employee restricted stock unit awards	$117,122	$-
Employee stock option awards	893,859	-
Non-employee restricted stock unit awards	243,986	-
Non-employee option awards	-	-
Total compensation expense	$1,254,967	$-

On the date of the Merger with ASMB, all unvested restricted stock units vested and all units were exchanged for 124,326 shares of ASMB common stock.

Note 6 – Related Party Transactions

During the three-month period ended June 30, 2014, ASMB advanced the Company an aggregated of $259,921 in cash to meet its operating requirements. The payable to ASMB is included in Accrued Expenses at June 30, 2014.

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ASSEMBLY PHARMACEUTICALS, INC.

Notes to the Condensed Financial Statements

(Unaudited)

Note 7 – Subsequent Events

On July 11, 2014, the Company completed the Merger with ASMB. The Merger was effected pursuant to the previously announced Agreement and Plan of Merger and Reorganization executed on May 16, 2014, whereby the Company merged with the ASMB’s wholly-owned subsidiary, with the Company continuing in existence as the surviving corporation.

Pursuant to the terms of the Merger agreement, the shares of the Company common stock issued and outstanding immediately prior to the Merger were exchanged for an aggregate of 4,008,833 shares of ASMB’s common stock. Also pursuant to the terms of the Merger, the options to purchase shares of the Company’s common stock issued and outstanding immediately prior to the Merger were assumed by ASMB and became exercisable for an aggregate of 621,650 shares of ASMB common stock.

F - 12